                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

   Filed by the registrant [X]
   Filed by a party other than the registrant [ ]
   Check the appropriate box:
   [ ] Preliminary proxy statement
   [X] Definitive proxy statement
   [ ] Definitive additional materials
   [ ] Soliciting material pursuant to rule 14a-11(c) or Rule 14a-12

                               IDEX CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                               IDEX CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
   [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Excahnge Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

- --------------------------------------------------------------------------------
   (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
   (3) Filing party:

- --------------------------------------------------------------------------------
   (4) Date filed:

- --------------------------------------------------------------------------------

- ------------
   1 Set forth the amount on which the filing fee is calculated and state how it was determined.

- --------------------------------------------------------------------------------

                                  [IDEX LOGO]

                                IDEX CORPORATION

                           NOTICE AND PROXY STATEMENT

                                      FOR

                        THE ANNUAL SHAREHOLDERS' MEETING

                                   TO BE HELD

                            TUESDAY, APRIL 26, 1994

                             YOUR VOTE IS IMPORTANT

       Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

                                IDEX CORPORATION
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062

                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       ---------------------------------

DEAR IDEX SHAREHOLDER:

       You are cordially invited to attend the Annual Meeting of the shareholders of IDEX Corporation which will be held on Tuesday, April 26, 1994, at Continental Bank N.A., Shareholders Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois 60697. The meeting will begin at 10:00 a.m.

       At the meeting, shareholders will (a) elect three directors for a term of three years, (b) vote on the recommendation of the Board of Directors that Deloitte & Touche be appointed auditors of the Company for 1994, and (c) transact such other business as may properly come before the meeting.

       Enclosed is a Proxy Statement which provides information concerning the Company and the Board of Directors' nominees for election as directors. Also enclosed is a copy of the Company's Annual Report which describes the results of our operations during 1993 and provides other information about the Company which will be of interest.

       The Board of Directors fixed the close of business on February 28, 1994, as the record date for the determination of shareholders owning the Company's Common Stock, par value $.01 per share, entitled to notice of and to vote at the Annual Meeting.

       Enclosed is a proxy card which provides you with a convenient means of voting on the matters to be considered at the meeting whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it to the Company in the enclosed envelope as soon as conveniently possible. If you desire to vote for each of the Company's nominees as directors, for the appointment of Deloitte & Touche as auditors of the Company for 1994, and in the discretion of the proxy holders as to any other business which may properly come before the meeting, you need not mark your votes on the proxy card but need only sign and date it and return it to the Company.

       Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                           By order of the Board of Directors,

                                                   Wayne P. Sayatovic
                                                Vice President - Finance,
                                          Chief Financial Officer and Secretary

March 4, 1994
Northbrook, Illinois

                                IDEX CORPORATION
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062

                      ------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 1994
                      ------------------------------------

       The Annual Meeting of the shareholders of IDEX Corporation (the "Company" or "IDEX") will be held on Tuesday, April 26, 1994, at 10:00 a.m. at the Shareholders Room of Continental Bank N.A., 231 South LaSalle Street, Chicago, Illinois 60697. At the Annual Meeting, shareholders will (a) elect three directors for a term of three years, (b) vote on the recommendation of the Board of Directors that Deloitte & Touche be appointed auditors of the Company for 1994, and (c) transact such other business as may properly come before the meeting.

       This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors and the other matters to be voted upon, as well as other information relevant to the Annual Meeting. The Company commenced distribution of this Proxy Statement and the materials which accompany it on March 4, 1994.

       The record of shareholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on February 28, 1994 (the "record date"), and each shareholder will be entitled to vote at the meeting any shares of IDEX Common Stock, par value $.01 per share ("Common Stock"), held of record at the record date.

       Each shareholder of record is requested to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed envelope. The proxy card lists each person nominated by the Board of Directors for election as director and provides space to vote on the appointment of outside auditors. Proxies duly executed and received at or prior to the meeting will be voted in accordance with shareholders' instructions. If no instructions are given, proxies will be voted to elect each of the Company's nominees as directors and in favor of the appointment of Deloitte & Touche as auditors of the Company and in the discretion of the proxy holders as to any other business which may properly come before the meeting.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             ELECTION OF DIRECTORS

       The Company's Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. The Board of Directors currently consists of nine members, three of whom are Class I directors whose terms will expire at the 1996 Annual Meeting, three of whom are Class II directors whose terms will expire at this year's Annual Meeting and three of whom are Class III directors whose terms will expire at the 1995 Annual Meeting.

       The Company's Board of Directors has nominated three persons for election as Class II directors to serve for a three-year term expiring in 1997, upon the election and qualification of their successors. The three nominees of the Board of Directors are William H. Luers, George R. Roberts and Michael T. Tokarz, each of whom is currently serving as a director of the Company.

       If for any reason any of the nominees for Class II directorships is unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects all of the nominees to be available.

       The nominees and the directors whose terms of office continue after this year's Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

       The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required for election of the nominees.

       THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
           VOTE FOR THE THREE NOMINEES IN CLASS II IDENTIFIED BELOW.

                           NOMINEES FOR DIRECTORSHIPS

CLASS II: NOMINEES FOR 3 YEAR TERM

WILLIAM H. LUERS                                             Director since 1989
President                                                                 Age 64
Metropolitan Museum Of Art

       Mr. Luers was appointed a director of IDEX by the Board on May 24, 1989, effective June 2, 1989. Mr. Luers has been President of The Metropolitan Museum of Art in New York, New York since prior to 1989. Formerly, he served as Ambassador to Czechoslovakia and Venezuela. Mr. Luers has written extensively for newspapers and magazines on the Soviet Union and Eastern Europe, on East/West relations and on Latin America. He serves on the boards of Transco Energy Co., Discount Corporation of New York, The Scudder New Europe Fund, Inc. and The Scudder Global/International Funds, Inc. Mr. Luers is a member of the Audit Committee of the Board of Directors.

GEORGE R. ROBERTS                                            Director since 1988
General Partner                                                           Age 50
Kohlberg Kravis Roberts & Co.

       Mr. Roberts was elected director of IDEX on January 22, 1988. He has been a general partner of Kohlberg Kravis Roberts & Co. ("KKR") since its organization in 1976 and is a general partner of KKR Associates. Mr. Roberts is a director of American Re Corporation, Auto Zone, Inc., Duracell International, Inc., K-III Communications Corp., Owens-Illinois, Inc., Owens-Illinois Group, Inc., Red Lion Properties, Inc., RJR Nabisco Holdings Corp., RJR Nabisco, Inc., Safeway, Inc., The Stop & Shop Companies, Inc., Flagstar Companies, Inc., Flagstar Corporation and Union Texas Petroleum Holdings, Inc.

MICHAEL T. TOKARZ                                            Director since 1987
General Partner                                                           Age 44
Kohlberg Kravis Roberts & Co.

       Mr. Tokarz has been a director of IDEX since its organization in September 1987. He has been a general partner of KKR and of KKR Associates since January 1, 1993. For more than four years prior thereto he was an executive of KKR and a limited partner of KKR Associates. Mr. Tokarz is a director of K-III Communications Corp., RJR Nabisco Holdings Corp., RJR Nabisco, Inc., Safeway, Inc., Flagstar Companies, Inc. and Flagstar Corporation. Mr. Tokarz is a member of the Compensation Committee and the Executive Committee of the Board of Directors.

                           OTHER INCUMBENT DIRECTORS

CLASS I: TERM EXPIRES IN 1996

DONALD N. BOYCE                                              Director since 1988
Chairman of the Board, President                                          Age 55
and Chief Executive Officer
IDEX Corporation

       Mr. Boyce was elected Chairman of the Board, President and Chief Executive Officer of IDEX on January 22, 1988, the date of the Company's acquisition of its six original operating subsidiaries from Houdaille Industries, Inc. ("Houdaille"). Previously, he served as Chairman of the Board, President and Chief Executive Officer of Houdaille. In total, Mr. Boyce has 24 years of experience with IDEX and Houdaille. Mr. Boyce is a director of Morgan Products Ltd. Mr. Boyce is a member of the Executive Committee and the Pension and Retirement Committee.

RICHARD E. HEATH                                             Director since 1989
Senior Partner                                                            Age 63
Hodgson, Russ, Andrews, Woods & Goodyear

       Mr. Heath was appointed director of IDEX by the Board on April 19, 1989, effective June 9, 1989. Mr. Heath has been a senior partner of the law firm Hodgson, Russ, Andrews, Woods & Goodyear since prior to 1989.

HENRY R. KRAVIS                                              Director since 1988
General Partner                                                           Age 50
Kohlberg Kravis Roberts & Co.

       Mr. Kravis was elected director of IDEX on January 22, 1988. Mr. Kravis has been a general partner of KKR since its organization in 1976 and is a general partner of KKR Associates. Mr. Kravis is a director of American Re Corporation, Auto Zone, Inc., Duracell International, Inc., K-III Communications Corp., Owens-Illinois, Inc., Owens-Illinois Group, Inc., RJR Nabisco Holdings Corp., RJR Nabisco, Inc., Safeway, Inc., The Stop & Shop Companies, Inc., Flagstar Companies, Inc., Flagstar Corporation and Union Texas Petroleum Holdings, Inc. Mr. Kravis is a member of the Compensation Committee of the Board of Directors. Mr. Kravis and Mr. Roberts are first cousins.

CLASS III: TERM EXPIRES IN 1995

PAUL E. RAETHER                                              Director since 1988
General Partner                                                           Age 47
Kohlberg Kravis Roberts & Co.

       Mr. Raether was elected director of IDEX on January 22, 1988. Mr. Raether has been a general partner of KKR and KKR Associates since prior to 1989. Mr. Raether is a director of Duracell International, Inc., Fred Meyer, Inc., RJR Nabisco Holdings Corp., RJR Nabisco, Inc., The Stop & Shop Companies, Inc., Flagstar Companies, Inc. and Flagstar Corporation.

CLIFTON S. ROBBINS                                           Director since 1987
Kohlberg Kravis Roberts & Co.                                             Age 36

       Mr. Robbins has been a director of IDEX since its organization in September 1987. He has been an executive of KKR since prior to 1989 and is a limited partner of KKR Associates. Mr. Robbins is a director of RJR Nabisco Holdings Corp., RJR Nabisco, Inc., The Stop & Shop Companies, Inc., Flagstar Companies, Inc. and Flagstar Corporation. Mr. Robbins is a member of the Compensation Committee and the Executive Committee of the Board of Directors.

NEIL A. SPRINGER                                             Director since 1990
Senior Vice-President                                                     Age 55
Slayton International, Inc.

       Mr. Springer was appointed director of IDEX by the Board on February 27, 1990. His appointment was confirmed by the shareholders at the April 1990 Annual Meeting. He has been Senior Vice President of Slayton International, Inc. since September 1992. He was President-Central Region of Alexander Proudfoot Company from August 1991 to August 1992. Previously, he was the President and Chief Operating Officer of Navistar International Corp. from April 1990 through October 1990 and from prior to 1989 to March 1990 he was the Chairman, President and Chief Executive Officer of Navistar International Transportation Corp. (a wholly-owned subsidiary of Navistar International Corp.). Mr. Springer is a director of Century Companies of America, TNT Freightways Corporation and CUNA Mutual Insurance Group. Mr. Springer is the chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

FUNCTIONS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

       The Board of Directors has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. The Board of Directors held six meetings during 1993.

       Important functions of the Board of Directors are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws, the Board as a whole appoints the members of each committee each year at its first meeting following the annual shareholders' meeting. The Board may, at any time, change the authority or responsibility delegated to any committee. There are four regularly constituted committees of the Board of
Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Pension and Retirement Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee.

       The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board of Directors, except that the Executive Committee may not fill vacancies on the Board, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees. During 1993, the Executive Committee held six meetings.

       The Audit Committee recommends to the Board of Directors the firm of independent public accountants to audit the Company's financial statements for each fiscal year; reviews with the independent auditors the general scope of this service; reviews the nature and extent of the non-audit services to be performed by the independent auditors; and consults with management on the activities of the Company's independent auditors and the Company's system of internal accounting controls. During 1993, the Audit Committee held two meetings.

       The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. During 1993, the Compensation Committee held seven meetings.

       The Pension and Retirement Committee makes recommendations to the Board of Directors with respect to the adoption or amendment of the Company's pension and retirement plans and reports to the Board with respect to the operation of such plans. During 1993, the Pension and Retirement Committee held seven meetings.

       During 1993, each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board of which he was a member, except for Messrs. Kravis and Roberts.

CERTAIN INTERESTS AND TRANSACTIONS

       LEGAL FEES. Mr. Heath is a senior partner of the law firm of Hodgson, Russ, Andrews, Woods & Goodyear. Such firm is counsel to the Company on certain matters.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       In January 1993 the Company announced the appointment of three executives to the position of Vice President-Group Executive. The three executives are Frank J. Hansen, Wade H. Roberts, Jr. and Walter F. Ware. Mr. Hansen has responsibility for the Viking Pump, Corken, Band-It and Signfix business units and also serves as President of Viking Pump. Mr. Roberts has responsibility for the Strippit and Vibratech business units and also serves as President of Strippit. Mr. Ware has responsibility for the Pulsafeeder, Warren Rupp and Lubriquip business units and also serves as President of Pulsafeeder.

       Mr. Johns, who served as Executive Vice President -- Operations, retired from the Company on January 31, 1994.

       Non-management directors of the Company receive an annual fee for their services of $25,000. The total compensation paid to the Company's five highest paid executive officers for services rendered to the Company in 1993, 1992 and 1991 is summarized as follows:

SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION(1)       -------------------------------------
                                         ------------------------------                  SHARES
                                                                OTHER     RESTRICTED   UNDERLYING    LONG-TERM
                                                                ANNUAL      STOCK       OPTIONS      INCENTIVE       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMP.(2)     AWARDS     GRANTED(3)     PAYOUTS     COMPENSATION(4)
- --------------------------------  ----   --------   --------   --------   ----------   ----------   -----------   ---------------
Donald N. Boyce.................  1993   $360,000   $364,300      $0          $0         37,200         $ 0           $ 2,698
 Chairman of the Board,           1992    345,000    303,600       0           0         93,667           0             2,618
 President                        1991    345,000    305,000       0           0              0           0             2,543
 and Chief Executive Officer
John A. Johns...................  1993    242,000    205,100       0           0         22,000           0             2,698
 Executive Vice President-        1992    228,000    168,100       0           0         47,677           0             2,618
 Operations                       1991    215,000    158,500       0           0              0           0             2,543
Walter F. Ware(5)...............  1993    178,000    145,100       0           0         14,000           0             1,665
 Vice President-Group Executive
 and President, Pulsafeeder
Wayne P. Sayatovic..............  1993    159,000    124,700       0           0         15,000           0             2,698
 Vice President-Finance, Chief    1992    150,000    102,300       0           0         31,731           0             2,618
 Financial Officer and Secretary  1991    131,000     82,200       0           0              0           0             2,543
Frank J. Hansen(5)..............  1993    150,000    117,600       0           0         14,000           0             2,698
 Vice President-Group Executive
 and President, Viking Pump

- ---------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) The value of perquisites provided to these individuals did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(3) Options granted to the officers listed above in 1992 were issued in exchange for equity appreciation rights which had been granted to such officers upon formation of the Company in January, 1988. The option exercise price was set at the same floor price as the equity appreciation rights, and the individuals received no incremental benefit from this exchange. Hence, the options granted in 1992 did not represent compensation to such officers.

(4) Company matching contributions to Savings Plan individual accounts.

(5) First appointed executive officer of the Company in 1993.

OPTION GRANTS IN 1993

       The following tables set forth certain information with respect to options granted to the Company's five highest paid executive officers in 1993.


                                                              INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                          ---------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                                          NUMBER OF                                                       RATES OF STOCK PRICE
                                           SHARES         % OF TOTAL                                    APPRECIATION FOR OPTION
                                          UNDERLYING    OPTIONS GRANTED                                           TERM
                                           OPTIONS       TO EMPLOYEES       EXERCISE     EXPIRATION     ------------------------
                  NAME                     GRANTED      IN FISCAL YEAR       PRICE          DATE           5%            10%
- ----------------------------------------  ---------     ---------------     --------     ----------     ---------    -----------
Donald N. Boyce.........................    37,200            13.3%          $27.88        4/27/03      $ 653,680    $ 1,659,997
John A. Johns...........................    22,000             7.9%           27.88        4/27/03        386,585        981,719
Walter F. Ware..........................    14,000             5.0%           27.88        4/27/03        246,009        624,730
Wayne P. Sayatovic......................    15,000             5.4%           27.88        4/27/03        263,581        669,354
Frank J. Hansen.........................    14,000             5.0%           27.88        4/27/03        246,009        624,730

OPTION EXERCISES AND YEAR-END VALUES

                                                                        NUMBER OF SHARES                VALUE OF UNEXERCISED,
                                                                     UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                    NUMBER OF                           OPTIONS AT FISCAL                 OPTIONS AT FISCAL
                                     SHARES                                 YEAR-END                         YEAR-END(1)
                                   ACQUIRED ON       VALUE        -----------------------------     -----------------------------
              NAME                  EXERCISE        REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------------------  -----------     ----------     -----------     -------------     -----------     -------------
Donald N. Boyce..................          0       $        0        93,667           37,200        $3,335,482        $ 292,764
John A. Johns....................     47,677        1,557,608        22,000                0           173,140                0
Walter F. Ware...................          0                0             0           14,000                 0          110,180
Wayne P. Sayatovic...............          0                0        31,731           15,000         1,129,941          118,050
Frank J. Hansen..................          0                0         1,435           16,500            51,100          163,355

- ---------------
(1) Calculated using closing stock price on December 31, 1993 of $35.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The four-member Compensation Committee is comprised entirely of non-employee directors: Henry R. Kravis, Clifton S. Robbins, Neil A. Springer and Michael T. Tokarz. Messrs. Kravis and Tokarz are general partners and Mr. Robbins is an executive of KKR, which provides management, consulting and financial services to IDEX and its subsidiaries. The fees paid to KKR for such services rendered in 1993 totaled $300,000. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of IDEX and its subsidiaries, as needed from time to time.

COMPENSATION COMMITTEE REPORT

       The Compensation Committee ("the Committee") of the Board of Directors of IDEX Corporation reviews and approves base salary, annual management incentive compensation, and long-term incentive awards for all corporate officers and business unit presidents, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business.

       The Committee considers individual contributions, performance against strategic goals and directions, and industry-wide pay practices in determining the levels of base compensation for key executives. In addition, key executives participate in the annual Management Incentive Compensation Plan, described below, and they receive awards under the Company's long-term incentive plan which takes the form of a stock option plan tied directly to the market value of the Company's stock (the "Officer Option Plan").

       The Management Incentive Compensation Plan, in which key executives participate, provides for payment of annual bonuses based upon performance of the business units of the Company. Individual target bonus percentages are based on base salaries and levels of responsibility. Actual awards are set as a percentage of target based upon meeting certain quantitative performance criteria set each year in connection with the annual business planning process and rankings assigned to certain qualitative criteria measuring performance against long-term objectives. The quantitative and qualitative components of the plan each receive a 50% weighting in determining the total bonus. Actual payouts under the plan since IDEX was formed in 1988 have ranged from 71.5% of target to 150% of target. The Committee believes that this plan is properly leveraged relative to performance of the Company and its business units, and that the Company's performance has been excellent relative to its peer group. This performance differential is seen in the Company's operating profit margins, cash flow generation capabilities, disciplined acquisition program, and stock market performance, among other factors.

       The Committee believes that both the annual bonus plan and the long-term incentive plan align the interests of management with the shareholders and focus the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and the value of the Company's stock in the marketplace.

       Compensation of the Company's Chief Executive Officer, Donald N. Boyce, is set annually by the Compensation Committee based on Company performance, his performance, and prevailing market conditions, and is then approved by the Board of Directors. Mr. Boyce has a large personal stake in the Company through the ownership by himself, his wife, and certain family trusts of 228,294 shares of Common Stock of the Company, and options to acquire an additional 130,867 shares of Common Stock. With this sizeable ownership position, a very large percentage of Mr. Boyce's personal net worth is tied directly to IDEX's performance. Studies by an independent consultant show his salary to be in line with salaries of his peers.

       Annual bonuses paid to Mr. Boyce are based on IDEX's performance and are made under the same Management Incentive Compensation Plan used for all other Company executives. Mr. Boyce's target level of bonus has been set at 80% of his base pay, and his actual bonus as a percent of target is generally set at the average percentage of target paid to the other plan participants at the various business units. For the year 1993, Mr. Boyce and the other senior executives at the corporate level received bonuses of 126.5% of the target amount, which in Mr. Boyce's case was 101% of his base pay. His actual bonuses are comparable to those earned by his peers for comparable performance.

       Section 162(m) of the Internal Revenue Code limits to $1 million in a taxable year the deduction publicly held companies may claim for compensation paid to executive officers, unless certain requirements are met. The Committee has reviewed this provision and has concluded that the Company is not impacted by Section 162(m) because compensation paid to any executive officer does not exceed $1 million. Accordingly, no changes to any of the compensation plans are contemplated at this time.

                                                                 Henry R. Kravis
                                                              Clifton S. Robbins
                                                                Neil A. Springer
                                                               Michael T. Tokarz

COMMON STOCK PERFORMANCE

       The following table compares total shareholder returns over the last four and one-half fiscal years to the Standard & Poor 500 Index ("S&P 500") and the Standard & Poor Manufacturing-Diversified Industrials Index("S&P Manu-Diversified Indls). Total return values for the S&P 500 and S&P Manu-Diversified Indls were calculated on cumulative total return values assuming reinvestment of dividends. The four and one-half year total return for IDEX Common Stock exceeded the S&P 500 and S&P Manu-Diversified Indls by 48% and 52%, respectively. Common Stock of IDEX became publicly traded with a New York Stock Exchange listing on June 2, 1989, therefore, full five-year data is unavailable. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                          TOTAL RETURN TO SHAREHOLDERS

      MEASUREMENT PERIOD                          MANU-DIVER-
    (FISCAL YEAR COVERED)          IDEX CORP     SIFIED INDLS       S&P 500
6/2/89                                  100.00          100.00          100.00
12/31/89                                116.38          101.64          111.32
12/31/90                                 73.28          100.75          107.86
12/31/91                                115.52          123.50          140.73
12/31/92                                163.79          133.87          151.45
12/31/93                                246.55          162.51          166.71

EXECUTIVE EMPLOYMENT AGREEMENTS

       The Company has entered into employment agreements with Messrs. Boyce, Johns and Sayatovic as described below.

       Mr. Boyce is currently serving as Chairman of the Board, President and Chief Executive Officer of IDEX under an employment agreement, as amended, with IDEX which became effective upon the termination of his employment with Houdaille on August 31, 1988. Such agreement provided for an initial term which ended January 22, 1993 plus successive twelve-month periods thereafter. His annual base salary is $375,000 subject to annual review and adjustment. If Mr. Boyce becomes disabled or dies during the period of his full time employment, he, his wife, if she survives him, or if she does not survive him, his estate, will receive his base salary as then in effect for a period of eighteen months commencing on the first day of the month immediately following the date of his disability or death, a full year's bonus and accrued vacation pay. In addition, if Mr. Boyce becomes disabled and ceases to be employed by IDEX he shall be entitled to receive an eighteen month continuance of fringe benefits. If Mr. Boyce's employment is terminated or he resigns, he will receive continuing salary payments and fringe benefits for a period of twenty-four months. In addition, at such time as Mr. Boyce ceases to be employed by IDEX, he will receive a lump sum payment of $20,000 for each twelve month period or portion thereof that he has been employed by IDEX up to a maximum of $240,000.

       The employment agreement, as amended, of Mr. Sayatovic provided for an initial term which ended March 1, 1991 plus successive twelve-month periods thereafter. His annual base salary, subject to annual review and adjustment, is $166,000. In the event of termination by the Company, Mr. Sayatovic will be entitled to continuing salary payments and fringe benefits for twenty-four months. In addition, his agreement provides that in the event the executive dies during his full-time employment, his wife, if she survives him, or if she does not, his estate, shall be entitled to a death benefit equal to his base salary for a continuing period of nine months.

       When Mr. Boyce ceases to be employed by IDEX he will be entitled to receive a supplemental retirement benefit for three years (subject to an annual cost of living adjustment) equal to 40% of his maximum annual base salary in effect at any time during the term of his employment agreement, such payments will commence after all other salary continuation payments have been paid and will be reduced by the amount of the lump sum benefit described above. He will also be entitled to receive a supplement retirement benefit equal to 20% of his maximum annual base salary for the remainder of his life (subject to an annual cost of living adjustment) commencing upon completion of payment of the 40% benefit. The supplemental retirement benefit referred to in the preceding sentence may, under certain circumstance on his death, be paid to his spouse in the form of an actuarially equivalent joint and 50% surviving spouse annuity. If payments under either or both of the supplemental retirement provisions commence prior to Mr. Boyce attaining age 59, the payments are to be actuarially adjusted such that the present value of such payments at that time is equivalent to the present value of such payments as if such payments commenced at age 59.

       In accordance with Mr. Johns' employment agreement he is entitled to receive a supplemental retirement benefit, which commenced on his retirement date. This benefit will continue for three years (subject to an annual cost of living adjustment) and is equal to 40% of his maximum annual base salary in effect at any time during the term of his employment agreement. He is also entitled to receive a supplemental retirement benefit equal to 20% of his maximum annual base salary for the remainder of his life (subject to an annual cost of living adjustment) commencing on the completion of payment of the 40% benefit.

       The agreements between Mr. Boyce and Mr. Johns with IDEX provide for reimbursement of all medical, dental, hospitalization and similar benefits and expenses for himself and his wife and dependents continuing for the longer of his life or his wife's life. Reimbursement for Mr. Johns' medical expenses will be reduced to the extent reimbursement is available from other programs sponsored by subsequent employers, if any. Mr. Boyce's reimbursements would also be reduced to the extent reimbursement would be available from other programs sponsored by subsequent employers should he terminate or resign before his 59th birthday. The employment agreement with Mr. Sayatovic provides for reimbursement of all medical, dental, hospitalization and similar benefits and expenses for him, his wife and dependents during the term of his employment with IDEX and for the longer of his life or his wife's life, if he remains employed by IDEX until his 59th birthday or if he becomes disabled while employed by IDEX.

       Bonuses provided for in the employment agreements will be calculated by the Board of Directors. However, Mr. Boyce's target bonus (but not his actual bonus) must equal at least 80% of his base salary as of the end of the fiscal period for which the bonus is calculated. Mr. Sayatovic will receive a bonus for the entire year in the event his employment is terminated by the Company or by death or disability. Mr. Boyce will receive a bonus for the entire year during which his employment with IDEX ceases.

       The employment agreements for Messrs. Boyce, Johns and Sayatovic also provide for payment of the 20% golden parachute excise tax, increased for taxes due on the payment, in the event that the Internal Revenue Service determines any such taxes to be payable due to a change in control.

       Pursuant to the employment agreements, Messrs. Boyce, Johns and Sayatovic will be entitled to receive a guarantee of his pension benefits under the IDEX Corporation Retirement Plan described below under "Pension and Retirement Plans," without regard to the limitations on the maximum benefits that may be paid under that plan under certain provisions of the Internal Revenue Code of 1986, as amended.

INDEMNIFICATION AGREEMENTS

       IDEX has entered into contracts with each of its officers and directors requiring IDEX to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in a manner he believed to be in or not opposed to the best interest of such corporation, and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification. The contracts also require IDEX to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

PENSION AND RETIREMENT PLANS

       Most salaried employees of IDEX, including the executive officers and certain hourly employees, are covered under the IDEX Corporation Retirement Plan (the "IDEX Plan"). IDEX and the other sponsoring subsidiaries are required to make an annual contribution to the IDEX Plan in such amounts as are actuarially required to fund the benefits of the participants. The IDEX Plan is a "career average" plan that provides a level of benefit times a participant's compensation for a year. Historically, plans of this type are brought up-to-date with inflation through an adjustment that provides for a benefit based on compensation for a specified period. The IDEX Plan was updated in 1993 by providing for a benefit through December 31, 1992 based on the five year average compensation of participants through 1992 ("Average Annual Compensation through 1992"). Under the IDEX Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1992 using the Average Annual Compensation through 1992 plus the benefit earned under the current formula for each year of employment after 1992. For each year of participation prior to 1993, a participant earns a benefit equal to 1.25% of the first $16,800 of the Average Annual Compensation through 1992 and 1.65% of such Compensation in excess of $16,800. Beginning with January 1, 1993, the benefit earned equals the sum of 1.6% of the first $16,800 of each year's total compensation plus 2.0% for such compensation in excess of $16,800 for each full year of service credited after 1992 under the IDEX Plan. As required by law, compensation counted for purposes of determining this benefit is limited to $235,840 through 1993, and $150,000 per year beginning in 1994. For all participants in the IDEX Plan, the normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of benefits are available.

       Employees of IDEX who were employed by Houdaille receive credit under the IDEX Plan for years of service with Houdaille. However, because of a provision in the IDEX Plan prohibiting accrual of benefits under that plan at the same time as an employee accrued benefits under the Houdaille plan, the IDEX employees did not begin to accrue benefits under the IDEX Plan until they began employment with IDEX. As of December 31, 1993, the total accrued monthly benefit under the IDEX Plan for Messrs. Boyce, Johns, Ware, Sayatovic and Hansen was $1,950, $2,126, $291, $2,422 and $3,645, respectively. Assuming projected earnings in 1994 of $739,300, $337,100, $290,700, and $274,600 for Messrs.
Boyce, Ware, Sayatovic and Hansen, respectively, and that such earnings remain level until each person reaches age 65, the projected monthly benefit for Messrs. Boyce, Ware, Sayatovic and Hansen under this Plan would be $4,251, $3,639, $6,617, and $6,749, respectively, upon retirement at age 65. At retirement on January 31, 1994, Mr. Johns' monthly benefit under the Plan, reduced for early retirement, was $1,554.

       Pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), employees of the Company are entitled to retirement benefits to compensate for any reduction in benefits under the IDEX Plan arising from the maximum benefit limitations under Sections 401 and 415 of the Internal Revenue Code of 1986, as amended. Based on the above assumptions, the projected monthly benefit at age 65 for Messrs. Boyce, Ware, Sayatovic and Hansen under the Company's SERP would be $18,276, $4,272, $4,068, and $2,637, respectively. At retirement, Mr. Johns' monthly benefit under the SERP, reduced for early retirement, was $3,745.

IDEX CORPORATION STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

       Under the IDEX Corporation Stock Option Plan for Outside Directors (the "Plan") non-qualified stock options ("Options") are granted to directors of the Company who are not (i) full-time employees of the Company or its subsidiaries or (ii) partners or full-time employees of either KKR or KKR Associates (any such director being an "Outside Director") to purchase, in the aggregate, up to 150,000 shares of Common Stock. If any Option expires or is canceled without having been fully exercised, the shares covered thereby may be subject to the grant of new Options. In the year ended December 31, 1993, each of Messrs. Heath, Luers and Springer received an Option to purchase 2,000 shares of Common Stock. In addition, on January 1, 1994, Messrs. Heath, Luers and Springer each received an Option to purchase 2,000 shares of Common Stock and, on each January 1 hereafter, for so long as they continue to serve as directors of the Company and the Plan remains effective, will receive additional options for 2,000 shares of Common Stock. For so long as the Plan remains effective, any person who becomes an Outside Director will receive an Option to purchase 3,000 shares of Common Stock upon his or her appointment as director and will receive an additional Option for 2,000 shares of Common Stock on each January 1 thereafter. The per share purchase price is specified in each Option and is equal to the fair market value of a share of Common Stock on the date the Option is granted, as determined under the Plan. The per share purchase price under the Options granted to Messrs. Heath, Luers and Springer on January 1, 1993 and January 1, 1994 was $22.54 and $34.85, respectively. The per share market price of the Common Stock on January 1, 1993 and on January 1, 1994 was $23.75 and $35.75, respectively. The Option price is based on the average closing price per share of Common Stock on the New York Stock Exchange during the 30 day period immediately preceding the date the Option is granted. Upon exercise of any Option, the purchase price of Common Stock must be paid in full in cash or shares of Common Stock as provided in the Plan.

       Each Option generally will become exercisable upon the first to occur of the following events: (i) the second anniversary of the date of the Option grant; (ii) the optionee's becoming disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code); (iii) the time at which an optionee ceases to be a director because of his death or his retirement after attaining the age of sixty; or (iv) the occurrence of a Change in Control Event as defined in the Plan. Except as provided in clause (iii) above, no portion of an Option that is unexercisable on the date an optionee ceases to be a director (for any reason) shall thereafter become exercisable.

       No Option may be exercised by anyone after the first to occur of the following events: (i) ten years from the date the Option was granted; (ii) one year from the date the optionee ceases to be a director for any reason, provided that, if the optionee dies or becomes disabled during such one-year period, the Option may be exercised for up to one year following the earlier of such optionee's death or disability; or (iii) the effective date of any merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then-outstanding voting stock or the liquidation or dissolution of the Company.

       The Compensation Committee, excluding any person who is not a disinterested person as defined under Rule 16b-3 of the Securities Exchange Act of 1934, shall have the power to interpret the Plan and the Options, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules.

       Except in certain circumstances as enumerated in the Plan, the Plan may be amended or otherwise modified, suspended or terminated at any time. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of any Option, alter or impair any rights or obligations under Options theretofore granted. No Option may be granted during any period of suspension of the Plan, and in no event may any Option be granted under the Plan after February 26, 2000.

                             PRINCIPAL SHAREHOLDERS

       The following table furnishes information, as of February 28, 1994, with respect to the shares of Common Stock beneficially owned by (i) all directors,
(ii) the officers named in the Summary Compensation Table, (iii) all directors and officers of IDEX as a group, and (iv) any person owning beneficially more than five percent of the outstanding shares of Common Stock of the Company. Except as indicated by the notes to the following table the holders listed below have sole voting power and investment power over the shares beneficially held by them. An * indicates ownership of less than 1 percent of the outstanding Common Stock.

                                          NUMBER OF
                                            SHARES
        NAME AND ADDRESS OF              BENEFICIALLY
         BENEFICIAL OWNER                   OWNED           PERCENT OF CLASS
- -----------------------------------    ----------------     ----------------
KKR Associates(1)                          3,890,486              30.9
9 West 57th Street
New York, NY 10018
  Henry R. Kravis
  Paul E. Raether
  George R. Roberts
  Michael T. Tokarz
Mario J. Gabelli(2)                        2,215,100              17.1
GAMCO Investors, Inc.
Gabelli & Company, Inc.
655 Third Avenue
New York, NY 10017
The Prudential Insurance                     635,100               5.0
Company of America(3)
Prudential Plaza
Newark, NJ 07102-3777
Donald N. Boyce(4)                           321,961               2.5
630 Dundee Road
Northbrook, IL 60062
Richard E. Heath(5)(6)                        10,200                 *
One M&T Plaza--Suite 1800
Buffalo, NY 14203
William H. Luers(6)                            7,200                 *
Fifth Avenue at 82nd Street
New York, NY 10028
Clifton S. Robbins(1)                         15,000                 *
9 West 57th Street
New York, NY 10018
Neil A. Springer(6)                            7,000                 *
181 West Madison Street
Suite 4510
Chicago, IL 60602

                                          NUMBER OF
                                            SHARES
        NAME AND ADDRESS OF              BENEFICIALLY
         BENEFICIAL OWNER                   OWNED           PERCENT OF CLASS
- -----------------------------------    ----------------     ----------------
Michael T. Tokarz(1)                          20,000                 *
9 West 57th Street
New York, NY 10018
Frank J. Hansen(7)                             7,958                 *
630 Dundee Road
Northbrook, IL 60062
John A. Johns(7)                              94,786                 *
630 Dundee Road
Northbrook, IL 60062
Wayne P. Sayatovic(8)                        154,730               1.2
630 Dundee Road
Northbrook, IL 60062
Walter F. Ware                                   800                 *
630 Dundee Road
Northbrook, IL 60062
All directors and officers as a              640,256               5.0
group (12 persons excluding
Messrs. Kravis, Raether and
Roberts)(1)(9)

- ---------------

(1) Shares of Common Stock shown as owned by KKR Associates are owned of record by the Common Stock Partnerships, of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power. KKR Associates is a limited partnership of which Messrs. Kravis, Roberts, Raether and Tokarz (each of whom is a director of the Company) and Messrs. Robert I. MacDonnell, Michael W. Michelson, Saul A. Fox and James
    H. Greene, Jr. are general partners. Such persons may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Mr. Robbins is a director of the Company and also a limited partner of KKR Associates. All of the foregoing persons disclaim beneficial ownership of any shares of the Company, listed above as beneficially owned by KKR Associates.

(2) IDEX has received a Schedule 13D and amendments thereto filed by Mario J. Gabelli, GAMCO Investors, Inc. ("GAMCO") and Gabelli & Company, Inc. ("Gabelli & Company"), with respect to Common Stock owned by GAMCO, Gabelli & Company and certain other entities which Mr. Gabelli directly or indirectly controls and for which he acts as chief investment officer. IDEX has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13D.

(3) IDEX has received a Schedule 13G filed by The Prudential Insurance Company of America ("Prudential") with respect to stock owned by Prudential. IDEX has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(4) Of the 321,961 shares listed above with respect to Mr. Boyce, 177,000 shares are owned by his wife. While Mrs. Boyce has sole investment power over these shares, Mr. Boyce has sole voting power over 175,000 of the 177,000 shares. In addition, of such 321,961 shares, 20,000 shares are held in separate trusts for the benefit of Mr. and Mrs. Boyce's children. Mrs. Boyce is the trustee of each trust. Also, of such 321,961 shares, 93,667 are shares under option which are eligible for exercise under the Officer Option Plan.

(5) Of the 10,200 shares listed above with respect to Mr. Heath, 2,600 shares are owned by various family trusts. Mr. Heath is a co-trustee of each trust and is the beneficial owner of such shares. In addition, of such 10,200 shares, 400 shares are owned by his wife. Mr. Heath may be deemed to be the beneficial owner of such 400 shares.

(6) Includes 7,000 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors.

(7) Of such shares, 1,435 for Mr. Hansen and 22,000 for Mr. Johns are shares under option which are eligible for exercise under the Non-Qualified Stock Option Plan for Non-Officer Key Employees of IDEX Corporation and the Officer Option Plan, respectively.

(8) Of the 154,730 shares listed above with respect to Mr. Sayatovic, 1,000 are owned by his wife and 3,000 are owned by Mr. Sayatovic as custodian for his children. Also, of such 154,730 shares, 31,731 are shares under option which are eligible for exercise under the Officer Option Plan.

(9) Includes 21,000 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors, 147,398 shares under option which are eligible for exercise under the Officer Option Plan, and 1,435 shares under option which are eligible for exercise under the Non-Qualified Stock Option Plan for Non-Officer Key Employees of IDEX Corporation.

                            RATIFICATION OF AUDITORS

       The Board of Directors, upon the recommendation of the Audit Committee, has recommended the selection of Deloitte & Touche as the Company's independent auditors for 1994.

       Representatives of Deloitte & Touche will attend the Annual Meeting of shareholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1994.

                              GENERAL INFORMATION

OUTSTANDING STOCK

       An aggregate of 12,707,626 shares of the Company's Common Stock was outstanding at the close of business on February 28, 1994. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

       Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or in open meeting.

SOLICITATION COSTS

       The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co. to assist in proxy solicitation and collection, for an anticipated fee of $5,000 plus out-of-pocket expenses.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1995 ANNUAL MEETING

       A shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 1995 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 5, 1994. The Company requests that all such proposals be addressed to Wayne P. Sayatovic, Vice President-Finance, Chief Financial Officer and Secretary, IDEX Corporation, 630 Dundee Road, Northbrook, Illinois 60062, and mailed by certified mail, return receipt requested. In addition, the Company's By-Laws require that notice of shareholder nominations for directors and related information be received by the Secretary of the Company not later than 60 days before the anniversary of the 1994 Annual Meeting, which, for the 1995 Annual Meeting, will be February 25, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

       Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the year ended December 31, 1993 all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with except that Mr. Ware filed a Form 4 for the purchase of 800 shares of the Company's Common Stock late.

REPORTS TO SHAREHOLDERS

       The Company has mailed this Proxy Statement and a copy of its 1993 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 1993 Annual Report are the Company's financial statements for the year ended December 31, 1993.

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO WAYNE P. SAYATOVIC, VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY, IDEX CORPORATION, 630 DUNDEE ROAD, NORTHBROOK, ILLINOIS 60062.

Northbrook, Illinois
March 4, 1994

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IDEX CORPORATION                  The undersigned hereby appoints Donald N.
630 Dundee Road                   Boyce, Clifton S. Robbins, Wayne P. Sayatovic
Suite 400                         and Michael T. Tokarz and each of them, as
Northbrook, Illinois  60062       Proxies with full power of substitution, and
                                  hereby authorize(s) them to represent and to vote, as designated below, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 28, 1994, at the Annual Meeting of shareholders to be held on April 26, 1994, or at any adjournment thereof.

I.  ELECTION OF        FOR ALL NOMINEES LISTED         WITHHOLD AUTHORITY
    DIRECTORS          BELOW

                       (except as marked to the        to vote for all nominees
                       contrary below)                 listed below

      Class II:        William H. Luers
                       George R. Roberts
                       and Michael T. Tokarz


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

- -----------------------------------------------------------------------------

2.  SELECTION OF  FOR approval of     AGAINST approval of  ABSTAIN with respect
    AUDITORS       Deloitte  & Touche  Deloitte & Touche   to approval of
                                                           Deloitte & Touche

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.










[Reverse Side of Proxy Card]:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

DATED: _______________, 1994                 _______________________
                                               Signature

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.                 _______________________
                                               Signature, if held jointly